Exhibit 4.1

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of March 10, 2026

Between

EVERGY, INC.,

As Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

Creating series of Notes to be designated as:

4.250% Notes Due 2029

Exhibit A – Form of 2029 Notes

i

THIS EIGHTH SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of March 10, 2026, between EVERGY, INC., a Missouri corporation (and successor by the Merger (hereinafter defined) to Great Plains Energy Incorporated, hereinafter called the “Predecessor Company”) (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (successor to BNY Midwest Trust Company), as Trustee (“Trustee”).

WITNESSETH:

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 1, 2004 (the “Original Indenture” and, as amended by the Sixth Supplemental Indenture (hereinafter defined) and as hereby supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Predecessor Company’s Notes;

WHEREAS, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2017, by and among Westar Energy, Inc., a Kansas corporation, the Predecessor Company, the Company, and King Energy, Inc., a Kansas corporation, the Predecessor Company merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, pursuant to the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated as of June 4, 2018 to supplement the Original Indenture, the Company, as a successor corporation resulting from the Merger, assumed all of the obligations of the Predecessor Company under the Indenture, including the due and punctual payment of the principal of and premium, if any, and interest on the Notes Outstanding and the performance of every covenant of the Indenture on the part of the Predecessor Company to be performed or observed;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Notes to be designated as the “4.250% Notes due 2029” (the “2029 Notes”), the form and substance of the 2029 Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, Section 2.05(c) of the Original Indenture provides that various matters with respect to any series of Notes issued under the Indenture may be established in an indenture supplemental to the Indenture;

WHEREAS, Section 13.01(a)(3) of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Notes of any series as permitted by Section 2.01 of the Original Indenture or to establish or reflect any terms of any Note of any series determined pursuant to Section 2.05 of the Original Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the Company and the Trustee for the equal and ratable benefit of the Holders of the 2029 Notes (the “Holders”) and for the benefit of the Trustee as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

Section 1.01. Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Original Indenture (as amended by the Sixth Supplemental Indenture).

Section 1.02. Additional Definitions. Unless the context otherwise requires, a term defined in the Original Indenture (as amended by the Sixth Supplemental Indenture) has the same meaning when used in this Supplemental Indenture; provided, however, that, where a term is defined both in this Supplemental Indenture and in the Original Indenture (as amended by the Sixth Supplemental Indenture), the meaning given to such term in this Supplemental Indenture shall control for purposes of this Supplemental Indenture and (in respect of the 2029 Notes but not any other series of Notes) the Original Indenture (as amended by the Sixth Supplemental Indenture).

“2029 Notes” has the meaning set forth in the fourth paragraph of the Recitals hereof.

“Code” has the meaning set forth in Section 2.13 hereof.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606, Attention: Corporate Trust Administration.

“entity” means any corporation, partnership (general, limited, limited liability or other), company (limited liability, joint-stock or other), joint venture or trust.

“Lien” means any mortgage, pledge, security interest, encumbrance or lien of any kind.

“Majority-Owned Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly by the Company.

“Maturity Date” has the meaning set forth in Section 2.03 hereof.

“Merger” has the meaning set forth in the second paragraph of the Recitals hereof.

“Note Registrar” means The Bank of New York Mellon Trust Company, N.A., hereby appointed as an agency of the Company in accordance with Section 6.02 of the Original Indenture.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Par Call Date” has the meaning set forth in Section 2.12 hereof.

“Permitted Securitization” means any sale and/or contribution, or series of related sales and/or contributions, by the Company or any of its Subsidiaries of accounts receivable, payment intangibles, notes receivable and related rights and property (collectively, “receivables”) or interests therein to a trust, corporation or other entity, where the purchase of such receivables or interests therein is funded in whole or in part by the incurrence or issuance by the purchaser or any successor purchaser of indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived primarily from such receivables or interests therein.

“Sixth Supplemental Indenture” has the meaning set forth in the third paragraph of the Recitals hereof.

“Tax Credit Event” has the meaning set forth in Section 2.13 hereof.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the applicable Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the applicable Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to such Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.

ARTICLE TWO

The Series of Notes

Section 2.01. Title of the Notes. The 2029 Notes shall be designated as the “4.250% Notes due 2029.”

Section 2.02. Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver the 2029 Notes for original issue on the Original Issue Date in the aggregate principal amount of $350,000,000, upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 2.01(a) and 2.05(c) of the Original Indenture. Such order shall specify the amount of the 2029 Notes to be authenticated, the date on which the original issue of the 2029 Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of 2029 Notes that may initially be outstanding shall not exceed $350,000,000; provided, however, that the authorized aggregate principal amount of the 2029 Notes may be increased above such amount without the consent of the Holders of any then outstanding 2029 Notes by a Board Resolution authorizing such increase. Any additional notes issued pursuant to such increase must have the same ranking, interest rate, maturity and other terms (except for the price to the public, the Original Issue Date and the first Interest Payment Date, as applicable) as the 2029 Notes. Any such additional notes, together with the 2029 Notes, will constitute a single series of Notes under the Indenture; provided that if any such additional notes are not fungible for U.S. federal income tax purposes with the 2029 Notes, such additional notes will be issued under a separate CUSIP number.

Section 2.03. Stated Maturity. The Stated Maturity of the 2029 Notes shall be March 15, 2029 (the “Maturity Date”).

Section 2.04. Interest and Interest Rate.

(a) The 2029 Notes shall bear interest at the rate of 4.250% per annum, from and including their Original Issue Date of March 10, 2026, or from the most recent Interest Payment Date to which interest has been paid, to, but excluding, the Maturity Date. Such interest shall be payable semi-annually in arrears, on the Interest Payment Dates of March 15 and September 15 in each year, commencing September 15, 2026. Interest accrued on the 2029 Notes from the last Interest Payment Date before the Maturity Date shall be payable on the Maturity Date.

(b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the 2029 Notes (or one or more predecessor securities) are registered on the Regular Record Date for such Interest Payment Date, which will be (i) the close of business on the Business Day immediately preceding such Interest Payment Date so long as all of the 2029 Notes remain in book-entry only form or (ii) the fifteenth calendar day, whether or not such day is a Business Day, immediately preceding such Interest Payment Date if any of the 2029 Notes do not remain in book-entry only form.

Section 2.05. Place of Payment. Principal and interest payments on the 2029 Notes will be made by the Company to The Depository Trust Company (“DTC”) while it is the Depositary for the 2029 Notes, or if DTC shall cease to be the Depositary for the 2029 Notes, to the Trustee at its offices, as paying agent.

Section 2.06. Place of Registration or Exchange; Notices and Demands With Respect to the 2029 Notes. The place where the Holders may present the 2029 Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the 2029 Notes shall be the Corporate Trust Office of the Trustee.

Section 2.07. Global Notes.

(a) The 2029 Notes shall be issuable in whole or in part in the form of one or more permanent Global Notes in definitive, fully registered, book-entry form, without interest coupons. The Global Note shall be deposited on the Original Issue Date with, or on behalf of, the Depositary.

(b) DTC shall initially serve as Depositary with respect to the Global Note. Such Global Note shall bear the legend set forth in the form of 2029 Note attached as Exhibit A.

Section 2.08. Form of Securities. The Global Note for the 2029 Notes shall be substantially in the form attached as Exhibit A.

Section 2.09. Note Registrar. The Trustee shall initially serve as the Note Registrar for the 2029 Notes.

Section 2.10. Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any 2029 Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

Section 2.11. Limitation on Liens. The 2029 Notes shall be subject to the limitation on liens covenant set forth in Article Three of this Supplemental Indenture.

Section 2.12. Optional Redemption. Except as described in Article III of the Original Indenture and this Section 2.12, the 2029 Notes may not be redeemed prior to the Maturity Date; provided however, that, to the extent any provision of Section 2.12 of this Supplemental Indenture is inconsistent with Article III of the Original Indenture, the provisions of Section 2.12 of this Supplemental Indenture shall supersede the provisions of Article III of the Original Indenture with respect to the 2029 Notes (but not any other series of Notes). Prior to February 15, 2029 (the “Par Call Date”), the Company may redeem the 2029 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate applicable to the 2029 Notes plus 10 basis points less (b) interest accrued to the redemption date; and

(ii) 100% of the principal amount of the 2029 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the 2029 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The election of the Company to redeem any of the 2029 Notes shall be evidenced by a notice of redemption to the Trustee at least 45 days (or such shorter period acceptable to the Trustee in its sole discretion) prior to the redemption date specified in such notice. Notwithstanding Section 3.02(a) of the Original Indenture, the Company’s election to redeem any of the 2029 Notes need not be evidenced by a Board Resolution.

Notice of redemption to each Holder of the 2029 Notes to be redeemed as a whole or in part shall be given by the Trustee, upon receipt of a Company Order and Officers’ Certificate, in the manner provided in Section 15.10 of the Original Indenture, no less than 10 or more than 60 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the Holder of any of the 2029 Notes designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any of the other 2029 Notes.

Notwithstanding the foregoing, installments of interest on the 2029 Notes that are due and payable on an Interest Payment Date falling on or prior to a redemption date shall be payable on such Interest Payment Date to the Holders as of the close of business on the relevant Regular Record Date.

Section 2.13. Tax Credit Event Redemption. The 2029 Notes are redeemable, in whole but not in part, at the option of the Company, at a redemption price equal to 101% of the principal amount of the 2029 Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date, if a Tax Credit Event occurs.

Any notice of redemption of the 2029 Notes upon the occurrence of a Tax Credit Event (a) may only be sent by the later of (i) the end of the calendar year in which the 2029 Notes were issued and (ii) six months from the date of issuance of the 2029 Notes and (b) shall be accompanied by an Officers’ Certificate stating that such Tax Credit Event has occurred.

A ”Tax Credit Event” occurs if, in the Company’s reasonable determination, there exists a material risk, due to the 2029 Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

The consummation of a redemption upon a Tax Credit Event may be subject to the Trustee’s receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

Notice of redemption to each Holder of the 2029 Notes to be redeemed shall be given by the Trustee, upon receipt of a Company Order and Officers’ Certificate, in the manner provided in Section 15.10 of the Original Indenture, no less than 10 or more than 60 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the Holder of any of the 2029 Notes designated for redemption shall not affect the validity of the proceedings for the redemption of any of the other 2029 Notes.

ARTICLE THREE

Limitation on Liens

Section 3.01. Limitation on Liens.

(a) So long as any 2029 Notes remain outstanding, the Company shall not issue, assume, guarantee or permit to exist any indebtedness for borrowed money secured by a Lien on any shares of capital stock or other equity interests of any Majority-Owned Subsidiary, which shares of capital stock or other equity interests the Company now or hereafter directly owns, without effectively securing the 2029 Notes equally and ratably with (or prior to) that indebtedness. The foregoing limitation does not limit the following Liens and indebtedness:

(i) any Lien on shares of capital stock or other equity interests of an entity, which Lien exists at the time that such entity becomes a Majority-Owned Subsidiary;

(ii) any Lien on shares of capital stock or other equity interests created at the time the Company acquires those shares of capital stock or other equity interests, or within 270 days after that time, to secure all or a portion of the purchase price for those shares of capital stock or other equity interests;

(iii) any Lien on shares of capital stock or other equity interests in favor of the United States (or any State or territory thereof), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payment pursuant to any contract or statute;

(iv) any Lien on shares of capital stock or other equity interests arising in connection with court proceedings; provided that either: (1) the execution or enforcement of that Lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that Lien are being contested in good faith by appropriate proceedings; (2) the payment of that Lien is covered in full by insurance and the insurance provider has not denied or contested coverage; or (3) so long as that Lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired;

(v) any Lien on shares of capital stock or other equity interests in favor of the Company;

(vi) any Lien on shares of capital stock or other equity interests of any special purpose subsidiary formed for the sole and exclusive purpose of the acquisition, development, ownership or operation of an asset with indebtedness as to which there is no recourse to the Company or any of its affiliates other than such subsidiary;

(vii) any Lien on shares of capital stock or other equity interests of any special purpose, bankruptcy-remote subsidiary formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable, payment intangibles, accounts or notes receivable and related rights and property in connection with and pursuant to a Permitted Securitization; and

(viii) the replacement, extension or renewal of any Lien referred to above, provided that: (1) the principal amount of indebtedness secured by those Liens immediately after the replacement, extension or renewal may not exceed the principal amount of indebtedness secured by those Liens immediately before the replacement, extension or renewal; and (2) the replacement, extension or renewal Lien is limited to no more than the same proportion of the shares of capital stock or other equity interests as were covered by the Lien that was replaced, extended or renewed.

(b) The provisions of this Section 3.01 shall be an “additional covenant” for purposes of Section 5.04 of the Original Indenture and subject to covenant defeasance in accordance with Section 5.04 of the Original Indenture, including, without limitation, Section 5.04(g) (such that following a covenant defeasance with respect to the 2029 Notes, payment on the 2029 Notes may not be accelerated because of a default under or other reference to this Section 3.01).

ARTICLE FOUR

Miscellaneous Provisions

Section 4.01. The Original Indenture (as amended by the Sixth Supplemental Indenture), as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.02. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.03. THIS SUPPLEMENTAL INDENTURE AND THE 2029 NOTES SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 4.04. If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 4.05. In case any provision in this Supplemental Indenture or the 2029 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the proper authorization or due execution hereof or of the 2029 Notes by the Company or as to the validity or sufficiency of this Supplemental Indenture or the 2029 Notes. The Trustee shall not be accountable for the use or application by the Company of the 2029 Notes or the proceeds of the 2029 Notes. All of the rights, protections, benefits, immunities and indemnities afforded or given to the Trustee pursuant to the Original Indenture (as amended by the Sixth Supplemental Indenture) shall apply to and be enforceable by the Trustee acting in each of its capacities relating to the 2029 Notes and pursuant to this Supplemental Indenture mutatis mutandi as if set forth and incorporated herein. The Trustee is acting hereunder, not in its individual capacity, but solely in its capacity as Trustee, Note Registrar and paying agent for the 2029 Notes under the Indenture.

Section 4.07. Counterparts. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The exchange of copies of this Supplemental Indenture and of signature pages by PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.

Section 4.08. FATCA. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Supplemental Indenture, the Company agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this paragraph shall survive the termination of this Supplemental Indenture.

Section 4.09. OFAC Compliance. With respect to the 2029 Notes:

(a) The Company covenants and represents that neither it nor, to the knowledge of the Company, any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government (including the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”).

(b) The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any part of the proceeds received in connection with the Indenture or any other of the transaction documents (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Section 4.10. Electronic Means. With respect to the 2029 Notes:

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

*  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

EVERGY, INC.

By	/s/ Geoffrey T. Ley
	Name:	Geoffrey T. Ley
	Title:	Senior Vice President, Corporate Planning and Treasurer

[CORPORATE SEAL]

ATTEST:

By	/s/ Heather A. Humphrey
	Name:	Heather A. Humphrey
	Title:	Senior Vice President, General Counsel and Corporate Secretary

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By	/s/ April Bradley
	Name:	April Bradley
	Title:	Vice President

STATE OF MISSOURI   )

 ) ss.

COUNTY OF JACKSON  )

On the 4th day of March, 2026, before me personally came Geoffrey T. Ley, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President, Corporate Planning and Treasurer of EVERGY, INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

NICOLE A. WEHRY

NOTARY PUBLIC - NOTARY SEAL

STATE OF MISSOURI

MY COMMISSION EXPIRES FEBRUARY 4, 2027

JACKSON COUNTY

COMMISSION #14391200

/s/ Nicole A. Wehry
Notary Public

STATE OF MISSOURI   )

 ) ss.

COUNTY OF JACKSON  )

On the 4th day of March, 2026, before me personally came Heather A. Humphrey, to me known, who, being by me duly sworn, did depose and say that she is Senior Vice President, General Counsel and Corporate Secretary of EVERGY, INC., one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

NICOLE A. WEHRY

NOTARY PUBLIC - NOTARY SEAL

STATE OF MISSOURI

MY COMMISSION EXPIRES FEBRUARY 4, 2027

JACKSON COUNTY

COMMISSION #14391200

/s/ Nicole A. Wehry
Notary Public

Exhibit A

[FORM OF NOTE]

[Global Note]

For as long as this Global Note is deposited with or on behalf of The Depository Trust Company it shall bear the following legend. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Evergy, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EVERGY, INC.

4.250% NOTES DUE 2029

Interest Rate: 4.250% per annum                        Principal Sum $_______________

Maturity Date: March 15, 2029                          CUSIP No. 30034W AF3

Registered Holder:_____________________

EVERGY, INC., a Missouri corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered Holder or registered assigns, on the maturity date stated above, the principal sum stated above and to pay interest thereon from March 10, 2026, or from the most recent Interest Payment Date to which interest has been duly paid or provided for, initially on September 15, 2026, and thereafter semi-annually on March 15 and September 15 of each year, at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered on the Regular Record Date for such Interest Payment Date, which will be (i) the close of business on the Business Day immediately preceding such Interest Payment Date so long as all of the Notes (as defined below) remain in book-entry only form or (ii) the fifteenth calendar day, whether or not such day is a Business Day, immediately preceding such Interest Payment Date if any of the Notes do not remain in book-entry only form, except as otherwise provided in the Indenture (as defined below).

The principal and interest payments on this Note will be made by the Company to the registered Holder. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legally tender for payment of public and private debts.

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued under an Indenture, dated as of June 1, 2004, as supplemented by the Sixth Supplemental Indenture, dated as of June 4, 2018 and as further supplemented by the Eighth Supplemental Indenture, dated as of March 10, 2026 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instruments), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the Holders of the Notes, and the terms on which the Notes are authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $350,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution authorizing such increase. Any additional notes issued pursuant to such increase must have the same ranking, interest rate, maturity and other terms (except for the price to the public, the Original Issue Date and the first Interest Payment Date, as applicable) as the Notes. Any such additional notes, together with the Notes, will constitute a single series of Notes under the Indenture; provided that if any such additional notes are not fungible for U.S. federal income tax purposes with the Notes, such additional notes will be issued under a separate CUSIP number.

Prior to February 15, 2029 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate applicable to the Notes plus 10 basis points less (b) interest accrued to the redemption date; and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of the optional redemption provisions, the following term has the following meaning:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the

Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for determining, calculating or verifying the redemption price or the Treasury Rate.

The Notes are redeemable, in whole but not in part, at the option of the Company, at a redemption price equal to 101% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date, if a Tax Credit Event occurs.

Any notice of redemption of the Notes upon the occurrence of a Tax Credit Event (a) may only be sent by the later of (i) the end of the calendar year in which the Notes were issued and (ii) six months from the date of issuance of the Notes and (b) shall be accompanied by an Officers’ Certificate stating that such Tax Credit Event has occurred.

A ”Tax Credit Event” occurs if, in the Company’s reasonable determination, there exists a material risk, due to the Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

The consummation of a redemption upon a Tax Credit Event may be subject to the Trustee’s receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note and (ii) the Company’s obligations under the Indenture and this Note with respect to certain covenants and related Events of Default, upon compliance by the Company with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the securities at the time outstanding of all series to be affected, considered as one class. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the securities of any series at the time outstanding, on behalf of the Holders of all securities of such series, to waive certain past defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange, substitution or upon the registration or transfer hereof, irrespective of whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein provided.

This Note is issuable as a registered Note only, in the minimum denomination of $2,000 and integral multiples of $1,000.

As provided in the Indenture, this Note is transferable by the registered Holder hereof in person or by such Holder’s attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefore.

The Company, the Trustee, any paying agent and any Authenticating Agent may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest on this Note as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Directors, as such, of the Company, whether by virtue of any constitution, state or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be governed by and deemed to be a contract made under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

All terms used in this Note which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually or electronically signed by the Trustee.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by the manual or facsimile signatures of the Senior Vice President, Corporate Planning and Treasurer and the Assistant Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.

EVERGY, INC.

By
Name:
Title:

(SEAL)

By
Name:
Title:

Dated: __________

ATTEST:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated herein issued under the Indenture described herein.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

Dated: ________________________

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